                                                        Exhibit 10(a)

           AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF REORGANIZATION


        This Amendment, dated as of July 27, 1995 (the "Amendment") to the Agreement and Plan of Reorganization, dated December 5, 1995, as amended, (the "Reorganization Agreement") by and among OHM Corporation, an Ohio corporation, Rust Remedial Services, Inc., a Delaware corporation, Enclean Environmental Services Group, Inc., a Delaware corporation, Rust Environmental Inc., a former Delaware corporation that merged out of existence with and into OHM Remediation Services Corp., an Ohio corporation and Rust International, Inc., a Delaware corporation.

        For good and valuable consideration, the parties hereby agree that the Reorganization Agreement shall be amended as follows:

        1. Section 3.1(a) of the Reorganization Agreement is hereby amended and restated as follows:

                (a) By the close of business on August 15, 1995, OHM shall prepare and deliver a statement of current assets and current liabilities of Environmental as of the last day of the month either preceding or following the Closing Date which is closest to the Closing Date (the "Closing Statement") which shall be prepared on a basis consistent with the Division Balance Sheet (each, as hereinafter defined).

        2. Section 3.1(b) of the Reorganization Agreement is hereby amended and restated as follows:

                (b) If, within 45 days after the date such Closing Statement is delivered to Rust, Rust shall not have given written notice to OHM setting forth in detail any objection of Rust to such Closing Statement, then such Closing Statement shall constitute the "Division Closing Statement" and the current assets shown thereon less the current liabilities shown thereon shall constitute the "Division Closing Net Current Asssets." In the event Rust, within such 45-day period, shall give written notice of any objection to such Closing Statement, OHM and Rust shall endeavor to reach agreement on all differences within the 30-day period following the giving of notice by Rust of its objections. If the parties are unable to reach agreement within such 30-day period, the matter shall be submitted to a firm of independent certified public accountants as may be agreed to by OHM and Rust (the "Independent Accountants"), the decision of which shall be final and binding upon the OHM and Rust. The Closing Statement agreed upon by OHM and Rust or as determined by the Independent Accountants pursuant to this Section 3.1 shall constitute the "Division Closing Statement" and the net current assets shown thereon shall constitute the "Division Closing Net Current Assets".

        OHM and Rust shall bear equally the expenses of the Independent Accountants.

        3. Except as amended herein, the Reorganization Agreement and the Schedules thereto shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.


OHM CORPORATION                          RUST REMEDIAL SERVICES INC.

By:    /s/ Randall M. Walters            By:    /s/ Michael T. Brown
   -----------------------------               -----------------------------
Title:  Vice President                   Title:  Treasurer


ENCLEAN ENVIRONMENTAL SERVICES           OHM REMEDIATION SERVICES CORP.

By:    /s/ Michael T. Brown              By:    /s/ Randall M. Walters
   -----------------------------               -----------------------------
Title:  Treasurer                         Title:  Vice President


RUST INTERNATIONAL INC.

By:   /s/ Michael T. Brown
   ------------------------------
Title:  Vice President